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                                                                   EXHIBIT 3.1



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MOBILE CATERERS, INC.



                            Under Section 245 of the

                             General Corporation Law




      The undersigned, being, respectively, the president and secretary, hereby certify as follows:



           *The name of the corporation is

                              MOBILE CATERERS, INC.



           *The date it filed its Certificate of Incorporation with the Secretary of State is September 26, 1996.



           *The text of the Certificate of Incorporation, as amended heretofore, is hereby restated as further amended to read as herein set forth in full:
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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MOBILE CATERERS, INC.


                                    ARTICLE I

      The name of the corporation is MOBILE CATERERS, INC. (hereinafter called the "Corporation").


                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Three Mill Road, Suite 206, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Incorporators, Ltd.


                                   ARTICLE III

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

      (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,000,000 shares, of which:

            (1) 25,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share; and

            (2) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

      (b) A statement of the designations and powers, preferences and rights, and the qualifications,limitations or restrictions thereof, of the shares of stock of each class, is as follows:

                (i) Except as otherwise provided by law or by paragraph (b)(iii) of this ARTICLE IV, the entire voting right shall be vested in the holders of the Common Stock.

                (ii) (A) The Board of Directors is expressly authorized at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with


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           such designations, preferences and relations, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including, but without limiting the generality of the foregoing the following:

                            (i) the designation of such series:

                            (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relations which such dividends shall bear is the dividends payable on any other class or classes or of any other series at capital stock, and whether such dividends shall be cumulative or noncumulative;

                            (iii) whether the shares of such series shall be subject to redemption by the corporation, and if made subject to such redemption by the corporation, and if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                            (iv) the terms and amount of any sinking fund provided for the purchase of redemption of the shares of such series;

                            (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                            (iv) the extent, if any, to which the holders of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

                            (vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock;

                            (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distributions of assets of, the corporation.


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                            (B) Except as otherwise required by law and except
      for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall not have any voting power whatsoever.

                (iii) No holder of any stock of the corporation of any class now or hereafter authorized shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the corporation.

                (iv) Without action by the stockholders, the shares of any class of capital stock may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors, provided that such consideration shall be not less than par value in the case of any class of stock having par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon.


                                    ARTICLE V

           The name of the incorporator is Marie P. Jorczak and the address of the Incorporator is Three Mill road, Suite 206, Wilmington, Delaware 19806.


                                   ARTICLE VI

           The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

           (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of the directors need not be by ballot unless the By-Laws so provide.


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           (2) The Board of Directors shall have the power without the assent or vote of the stockholders:

                (a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation, to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment dividends.

                (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

           (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of the majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

           (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                                   ARTICLE VII

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be


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interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                  ARTICLE VIII

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in any summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Board of Directors and a majority of the stockholders of the Corporation having approved and adopted the foregoing Amended and Restated Certificate of Incorporation by unanimous written consent.

      IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by Barry Witz, Chief Execute Officer, and attested by _________________, Secretary, this ____ day of February, 1997.



                                                ________________________________
                                                BARRY WITZ,
                                                Chief Executive Officer

ATTEST:

___________________________
                , Secretary


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